UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2012, The AES Corporation (“AES” or the “Company”) announced that Victoria D. Harker has resigned her position as Executive Vice-President and Chief Financial Officer (“CFO”) of the Company. In connection with her departure, on April 27, 2012, Ms. Harker entered into a separation agreement with the Company (the “Separation Agreement”). Under the terms of the Separation Agreement, Ms. Harker will continue to serve as CFO until May 7, 2012. Ms. Harker will remain employed by AES to assist with transition and other matters until no later than August 10, 2012. In addition, the Separation Agreement provides that, upon her departure from the Company, Ms. Harker will be entitled, subject to certain conditions, to the compensation provided under section (8)(e) of her existing employment agreement, dated as of December 29, 2008.

The Company also announced that effective May 8, 2012, Mary Wood will serve as Vice-President, Controller and Interim Chief Financial Officer. Ms. Wood is currently Vice-President and Controller of AES and has held that position since July of 2007. Ms. Wood, 57, brings more than thirty years of accounting experience to her new role. She has a Bachelor’s of Business Administration in accounting from Florida Atlantic University. Ms. Wood was previously a partner at Tatum, LLC (“Tatum”), an executive services and consulting firm in the U.S., where she was a Partner in the South Florida office. Prior to joining Tatum, she worked as Executive Vice President and Chief Financial Officer for DHL Express of the Americas from 2002-2004 and as Senior Vice President of Shared Services for ANC Corporation. She was formerly Vice-President, Controller and Chief Accounting Officer for AutoNation Inc. and Chief Financial Officer for Alamo Rent-A-Car. Ms. Wood was a partner at KPMG Peat Marwick from 1987 until 1995.

In connection with her appointment, Ms. Wood’s overall compensation will not materially change. Ms. Wood’s compensation arrangements on the date of the appointment include an annual base salary of approximately $425,000, a target annual incentive payment of 80%, and target long-term compensation grant of 115%. She is eligible to participate in the Company’s benefit plans (including retirement, health and other plans) as is disclosed for named executive officers in the Company’s proxy statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by The AES Corporation, dated April 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

By:	/s/ Brian A. Miller
Executive Vice President, General Counsel and Corporate Secretary

Date: April 30, 2012

EXHIBIT INDEX

No.	Description

99.1	Press Release issued by The AES Corporation, dated April 30, 2012